                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  June 25, 1997
                Date of Report (Date of earliest event reported)





                                 CKS GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-27090                   77-0385435
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


                               10441 Bandley Drive
                           Cupertino, California 95014
                    (Address of principal executive offices)

                                 (408) 366-5100
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER ITEMS.

        CKS Group, Inc. (the "Company") has included herein supplemental consolidated balance sheets of the Company as of November 30, 1995 and 1996 and March 2, 1997, and related supplemental consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended November 30, 1996 and the three-month periods ended February 29, 1996 and March 2, 1997 (the "Supplemental Financials"). The Supplemental Financials give retroactive effect to the merger of SiteSpecific, Inc. with and into a wholly owned subsidiary of the Company on June 17, 1997, which transaction has been accounted for as a pooling of interests.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The following financial statements and exhibits are filed as part of this report.

     (a) Financial statements of the Registrant:

                                                                            Page

         Independent Auditors' Report                                        3
         Supplemental Consolidated Balance Sheets                            4
         Supplemental Consolidated Statements of Income                      5
         Supplemental Consolidated Statements of Stockholders' Equity        6
         Supplemental Consolidated Statements of Cash Flows                  7
         Notes to Supplemental Financial Statements                          8

     (b) Exhibits.

         23.1  Consent of KPMG Peat Marwick LLP, independent auditors.

                          Independent Auditors' Report


The Board of Directors and Stockholders
CKS Group, Inc.:


We have audited the accompanying supplemental consolidated balance sheets of CKS Group, Inc. and subsidiaries (the Company) as of November 30, 1995 and 1996, and the related supplemental consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1996. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the financial statements of McKinney & Silver (M&S), which statements reflect total assets constituting 42% and 23% as of November 30, 1995 and 1996, respectively, and total revenues constituting 49%, 40%, and 33%, and income before income taxes constituting 91%, 65%, and 38% in each of the years in the three-year period ended November 30, 1996, respectively, of the related supplemental consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for M&S, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of CKS Group, Inc. and SiteSpecific on June 17, 1997, which has been accounted for as pooling of interests as described in Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of CKS Group, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 1996, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.



                                                       KPMG PEAT MARWICK LLP


San Jose, California
June 17, 1997

                        CKS GROUP, INC. AND SUBSIDIARIES


                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  NOVEMBER 30,          MARCH 2,
                   ASSETS                                                     1995          1996          1997
                                                                           --------       -------       --------
                                                                                                      (UNAUDITED)
Current assets:
      Cash and equivalents                                                 $  4,817        19,385         15,321
      Marketable securities                                                     -          37,895         29,161
      Accounts receivable, net of allowance of $868, $762, and $945
            in 1995, 1996, and 1997, respectively                            12,997        22,651         23,730
      Fees and expenditures in excess of billings                             1,145         2,792          4,035
      Prepaid expenses and other                                              1,097         1,707          2,390
                                                                           --------       -------       --------

                  Total current assets                                       20,056        84,430         74,637

Property and equipment, net                                                   3,415         4,571          4,839
Goodwill and other assets                                                       188         6,237         25,858
                                                                           --------       -------       --------

                  Total assets                                             $ 23,659        95,238        105,334
                                                                           ========       =======       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                     $  8,822        21,392         16,895
      Accrued expenses                                                        2,421         6,424          5,667
      Billings in excess of fees and expenditures                             2,519         3,257          3,618
      Current portion of liabilities to related parties                       1,342         1,955          2,747
      Current portion of notes payable and capital lease obligations            352           433            995
      Income taxes payable                                                      974           188            -
                                                                           --------       -------       --------

                  Total current liabilities                                  16,430        33,649         29,922

Deferred taxes                                                                  383           -              -
Notes payable and capital lease obligations, less current portion               496           502            491
Liabilities to related parties, less current portion                            -             223            882
                                                                           --------       -------       --------

                  Total liabilities                                          17,309        34,374         31,295
                                                                           --------       -------       --------

Stockholders' equity:
      Preferred stock; $0.001 par value; 5,000,000 shares authorized;
            none issued and outstanding                                         -             -              -
      Common stock; $0.001 par value; 30,000,000 shares authorized:
            Series A common stock; 3,114,437 shares issued and
            outstanding in 1995                                                   3           -              -
      Common stock; 7,314,000, 13,336,000, and 14,335,000
            shares issued and outstanding in 1995, 1996, and 1997,
            respectively                                                          7            13             14
      Additional paid-in capital                                              3,108        51,716         64,901
      Unrealized loss on marketable securities                                  -             (65)          (119)
      Notes receivable from stockholders                                       (292)         (292)          (292)
      Retained earnings                                                       3,524         9,492          9,535
                                                                           --------       -------       --------

                  Total stockholders' equity                                  6,350        60,864         74,039
                                                                           --------       -------       --------

                  Total liabilities and stockholders' equity               $ 23,659        95,238        105,334
                                                                           ========       =======       ========

See accompanying notes to supplemental consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES


                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                 THREE-MONTH
                                                            YEARS ENDED NOVEMBER 30,            PERIODS ENDED
                                                         -------------------------------   FEBRUARY 29,   MARCH 2,
                                                          1994         1995        1996        1996        1997
                                                         -------      ------      ------      ------      ------
                                                                                                  (UNAUDITED)
Revenues                                                 $44,761      58,383      88,248      14,086      24,319
                                                         -------      ------      ------      ------      ------

Operating expenses:
      Direct salaries and related expenses                10,437      15,440      22,962       4,400       7,110
      Other direct operating expenses                     21,798      24,820      36,355       5,395       9,157
      General and administrative expenses                  7,539      11,545      17,570       3,048       5,619
      Merger costs                                           -           -           -           -         1,593
                                                         -------      ------      ------      ------      ------

                  Total operating expenses                39,774      51,805      76,887      12,843      23,479
                                                         -------      ------      ------      ------      ------

                  Operating income                         4,987       6,578      11,361       1,243         840

Other income, net                                            121         296       2,113         338         523
                                                         -------      ------      ------      ------      ------

                  Income before income taxes               5,108       6,874      13,474       1,581       1,363

Income taxes                                                 192       1,065       3,025         349         174
                                                         -------      ------      ------      ------      ------

                  Net income                             $ 4,916       5,809      10,449       1,232       1,189
                                                         =======      ======      ======      ======      ======

Unaudited pro forma net income and per share data:
            Income before income taxes, as reported      $ 5,108       6,874      13,474       1,581       1,363
            Pro forma income taxes                         2,021       2,823       5,108         595         492
                                                         -------      ------      ------      ------      ------

            Pro forma net income                         $ 3,087       4,051       8,366         986         871
                                                         =======      ======      ======      ======      ======

            Pro forma net income per share               $  0.29        0.35        0.58        0.07        0.06
                                                                                  ======      ======      ======

            Shares used in per share computation          10,808      11,653      14,435      14,040      15,123
                                                         =======      ======      ======      ======      ======


See accompanying notes to supplemental consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES


          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)


                                                           SERIES A                                                UNREALIZED
                                                         COMMON STOCK              COMMON STOCK        ADDITIONAL   LOSS ON
                                                       ----------------        ------------------       PAID-IN   MARKETABLE
                                                       SHARES    AMOUNT        SHARES      AMOUNT       CAPITAL   SECURITIES
                                                       ------    ------        ------      ------      ---------- ----------
Balances, November 30, 1993                               -     $     -         7,840       $  8         1,037          -

Issuance of common stock                                  -           -         2,273          2           225          -
Repurchase of common stock                                -           -          (650)        (1)         (313)         -
Distributions to stockholders                             -           -           -            -           -            -
Net income                                                -           -           -            -           -            -
                                                       ------       ---        ------       ----        ------       ----

Balances, November 30, 1994                               -           -         9,463          9           949          -

Issuance of Series A common stock                         739         1           -            -         1,923          -
Conversion of common stock to Series A common
  stock                                                 2,375         2        (2,375)        (2)          -            -
Repurchase of common stock                                -           -           (31)         -           (23)         -
Issuance of common stock                                  -           -           257          -           103          -
Compensation related to stock options                     -           -           -            -           156          -
Collections on stockholder notes receivable               -           -           -            -           -            -
Distributions to stockholders                             -           -           -            -           -            -
Net income                                                -           -           -            -           -            -
                                                       ------       ---        ------       ----        ------       ----

Balances, November 30, 1995                             3,114         3         7,314          7         3,108          -

Conversion of Series A common stock to common
  stock                                                (3,114)       (3)        3,114          3           -            -
Issuance of common stock warrants                         -           -           -            -           100          -
Issuance of common stock                                  -           -         2,991          3        48,060          -
Compensation related to stock options                     -           -           -            -           130          -
Tax benefit from disqualifying dispositions               -           -           -            -           926          -
Unrealized loss on marketable securities                  -           -           -            -           -          (65)
Distributions to stockholders                             -           -           -            -          (499)         -
Repurchase of common stock                                -           -           (83)         -          (109)         -
Net income                                                -           -           -            -           -            -
                                                       ------       ---        ------       ----        ------       ----

Balances, November 30, 1996                               -           -        13,336         13        51,716        (65)

Issuance of common stock (unaudited)                      -           -           999          1         1,284          -
Compensation related to stock options
  (unaudited)                                             -           -           -            -            44          -
Unrealized loss on marketable securities
  (unaudited)                                             -           -           -            -           -          (54)
Tax benefit from disqualifying dispositions
  (unaudited)                                             -           -           -            -           909          -
Guaranteed common stock to be issued for business
  acquisition (unaudited)                                 -           -           -            -         1,602          -
Distribution to stockholders (unaudited)                  -           -           -            -           -            -
Deferred tax asset recorded in connection with
  taxable pooling of interests (unaudited)                -           -           -            -         9,346          -
Change in subsidiary's fiscal year-end
  (unaudited)                                             -           -           -            -           -            -
Net income (unaudited)                                    -           -           -            -           -            -
                                                       ------       ---        ------       ----        ------       ----

Balances, March 2, 1997 (unaudited)                       -      $    -        14,335       $ 14        64,901       (119)
                                                       ======    ======        ======       ====        ======       ====

                                                           NOTES
                                                        RECEIVABLE                   TOTAL
                                                           FROM      RETAINED    STOCKHOLDERS'
                                                       STOCKHOLDERS  EARNINGS       EQUITY
                                                       ------------  --------    -------------
Balances, November 30, 1993                               (319)        1,313         2,039

Issuance of common stock                                  (146)          -              81
Repurchase of common stock                                  94           -            (220)
Distributions to stockholders                                -        (4,037)       (4,037)
Net income                                                   -         4,916         4,916
                                                          ----       -------       -------

Balances, November 30, 1994                               (371)        2,192         2,779

Issuance of Series A common stock                            -           -           1,924
Conversion of common stock to Series A common
  stock                                                      -           -             -
Repurchase of common stock                                   8           -             (15)
Issuance of common stock                                     -           -             103
Compensation related to stock options                        -           -             156
Collections on stockholder notes receivable                 71           -              71
Distributions to stockholders                                -        (4,477)       (4,477)
Net income                                                   -         5,809         5,809
                                                          ----       -------       -------

Balances, November 30, 1995                               (292)        3,524         6,350

Conversion of Series A common stock to common
  stock                                                      -           -             -
Issuance of common stock warrants                            -           -             100
Issuance of common stock                                     -           -          48,063
Compensation related to stock options                        -           -             130
Tax benefit from disqualifying dispositions                  -           -             926
Unrealized loss on marketable securities                     -           -             (65)
Distributions to stockholders                                -        (4,481)       (4,980)
Repurchase of common stock                                   -           -            (109)
Net income                                                   -        10,449        10,449
                                                          ----       -------       -------

Balances, November 30, 1996                               (292)        9,492        60,864

Issuance of common stock (unaudited)                         -           -           1,285
Compensation related to stock options
  (unaudited)                                                -           -              44
Unrealized loss on marketable securities
  (unaudited)                                                -           -             (54)
Tax benefit from disqualifying dispositions
  (unaudited)                                                -           -             909
Guaranteed common stock to be issued for business
  acquisition (unaudited)                                    -           -           1,602
Distribution to stockholders (unaudited)                     -          (898)         (898)
Deferred tax asset recorded in connection with
  taxable pooling of interests (unaudited)                   -           -           9,346
Change in subsidiary's fiscal year-end
  (unaudited)                                                -          (248)         (248)
Net income (unaudited)                                       -         1,187         1,187
                                                          ----       -------       -------

Balances, March 2, 1997 (unaudited)                       (292)        9,535        74,039
                                                          ====         =====        ======





See accompanying notes to supplemental consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES


               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                           THREE-MONTH
                                                                          YEARS ENDED NOVEMBER 30,       PERIODS ENDED
                                                                       -----------------------------  FEBRUARY 29, MARCH 2,
                                                                          1994      1995      1996       1996        1997
                                                                       -------    ------    -------    -------    -------
                                                                                                          (UNAUDITED)
Cash flows from operating activities:
      Net income                                                       $ 4,916     5,809     10,449      1,190      1,189
      Adjustments to reconcile net income to net cash provided by
        (used in) operating activities:
                  Deferred income taxes                                   (127)       (7)    (1,566)      (125)     (2520)
                  Compensation related to stock options                    -         156        130         26         44
                  Tax benefit from disqualifying dispositions              -         -          926        -          910
                  Depreciation and amortization                            723     1,000      1,181        280        794
                  Changes in operating assets and liabilities:
                        Accounts receivable                             (6,523)   (1,392)    (8,148)    (1,555)    (4,047)
                        Fees and expenditures in excess of billings       (890)      354     (1,647)      (315)    (1,119)
                        Prepaid expenses and other current assets         (141)     (943)        38         23     (1,218)
                        Accounts payable                                 5,182    (1,783)    12,195      2,804     (3,898)
                        Accrued expenses                                   512     1,553      3,556       (528)      (990)
                        Billings in excess of fees and expenditures      1,803      (240)       246        666     (1,084)
                        Income taxes payable                               293       656       (784)      (579)      (188)
                                                                       -------    ------    -------    -------    -------

                         Net cash provided by (used in) operating
                           activities                                    5,748     5,163     16,576      1,887     (9,859)
                                                                       -------    ------    -------    -------    -------

Cash flows from investing activities:
      Purchases of property and equipment                               (1,976)   (1,574)    (2,011)      (658)      (398)
      Purchases of marketable securities                                   -         -      (39,710)       -       (4,327)
      Sales of marketable securities                                       -         -        1,750        -       13,007
      Business acquired, net of cash received                              -         -           55        -       (4,927)
      Other assets                                                         -          (6)      (586)        (1)      (130)
                                                                       -------    ------    -------    -------    -------

                         Net cash (used in) provided by
                           investing activities                         (1,976)   (1,580)   (40,502)      (659)     3,225
                                                                       -------    ------    -------    -------    -------

Cash flows from financing activities:
      Net borrowings (repayments) on line of credit and note payable       642      (676)      (382)      (103)        12
      Collection (repayment) of stockholder notes receivable               -          71        (37)       -          -
      Proceeds from sale of common stock and warrants                       60     1,994     43,154     38,378      1,285
      Repurchase of common stock                                          (220)      (15)      (109)       (35)       -
      Distributions to stockholders                                     (4,016)   (4,444)    (4,635)    (2,364)    (1,147)
      Liabilities to related parties                                       377       (10)       503        -       (1,767)
                                                                       -------    ------    -------    -------    -------

                         Net cash (used in) provided by
                           financing activities                         (3,157)   (3,080)    38,494     35,876     (1,617)
                                                                       -------    ------    -------    -------    -------

Net change in cash and cash equivalents                                    615       503     14,568     37,104     (8,251)
Adjustment for change in subsidiary's fiscal year-end                      -         -          -          -        4,187

Cash and cash equivalents, beginning of period                           3,699     4,314      4,817      4,817     19,385
                                                                       -------    ------    -------    -------    -------

Cash and cash equivalents, end of period                               $ 4,314     4,817     19,385     41,921     15,321
                                                                       =======    ======    =======    =======    =======

Supplemental disclosures of cash flow information:
      Cash paid:
            Interest                                                   $    60        91         63         15         22
                                                                       =======    ======    =======    =======    =======
            Income taxes                                               $    30       647      4,488      1,491        403
                                                                       =======    ======    =======    =======    =======
      Noncash investing and financing activities:
            Sale of common stock in exchange for stockholder
              notes receivable                                         $   146       -          -          -          -
                                                                       =======    ======    =======    =======    =======
            Issuance of common stock in business acquisition           $   -         -        4,997        -          -
                                                                       =======    ======    =======    =======    =======
            Exchange of note payable for common stock                  $   -         -          457        -          -
                                                                       =======    ======    =======    =======    =======
            Business acquired for payable to related parties           $   -         -          -          -        3,385
                                                                       =======    ======    =======    =======    =======
            Business acquired for common stock                         $   -         -          -          -        1,611
                                                                       =======    ======    =======    =======    =======
            Deferred tax asset recorded in connection
              with taxable pooling of interests                        $   -         -         -           -        9,346
                                                                       =======    ======    =======    =======    =======


See accompanying notes to supplemental consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                        NOVEMBER 30, 1994, 1995, AND 1996


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)

 (1) NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Principles of Combination

CKS Group, Inc. (CKS or the Company) is an integrated marketing communications company providing corporate identity, advertising, sales promotions, product packaging, general merchandising, and multimedia services.

The Company was formed in January 1995 in a merger of three entities that were under common control: CKS Partners, Inc., CKS Interactive, Inc., and CKS Pictures, Inc. (collectively, the Former Affiliates). The accompanying supplemental consolidated financial statements have been prepared on the basis that these entities were combined at the beginning of their existence for financial reporting purposes. The combined entities have been under common control since inception and have been included in the supplemental consolidated financial statements at historical cost, in a manner similar to a pooling of interests, since their respective dates of inception. All transactions and accounts between the combined entities have been eliminated in the accompanying supplemental consolidated financial statements.

In accordance with the merger of the Former Affiliates, each entity's capital stock was converted, using a predetermined conversion factor, to give effect to the merger. All share and per share information has been retroactively restated to give the effect to the merger.

The accompanying supplemental consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The supplemental consolidated financial statements have been restated to reflect the effect of the mergers with McKinney & Silver (M&S) and SiteSpecific, Inc. (SiteSpecific) discussed in Note 2.

Fiscal Year

In February 1997, the Company changed its fiscal year-end, such that each fiscal quarter of the Company shall end on the Sunday that is closest to the end of February, May, August, and November of each fiscal year. The fiscal year shall end on the Sunday that is closest to the end of November.

Cash Equivalents and Marketable Securities

The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



The Company classifies its investments in certain debt and equity securities as "available-for-sale." Such investments are recorded at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity. The cost of securities sold is based upon the specific identification method.

Fair Value of Financial Instruments and Concentrations of Credit Risk

The carrying value of the Company's financial instruments, including accounts receivable, approximates fair market value.

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of marketable securities and accounts receivable. The Company's services are provided to clients in a variety of industries. The Company performs ongoing credit evaluations of its clients, generally does not require collateral, and records allowances for potential credit losses.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over estimated useful lives of three to seven years. Leasehold improvements are amortized over the lesser of their useful lives or the remaining term of the related lease.

Goodwill

Goodwill is amortized on a straight-line basis over 20 years. The Company assesses recoverability by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these supplemental consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



Revenue Recognition

Revenues are generally derived from fixed fee arrangements and are recognized on the percentage-of-completion method based on the ratio of costs incurred to total estimated costs. Fees and expenditures in excess of billings represent the costs incurred and anticipated profits earned on projects in progress in excess of amounts billed, and are recorded as an asset. Billings in excess of fees and expenditures represent amounts billed in excess of costs incurred and estimated profit earned, and are recorded as a liability. Such billings are generally at the beginning of contract periods and are in accordance with contract provisions. To the extent costs incurred and anticipated costs to complete projects in progress exceed anticipated billings, a loss is accrued for the excess.

Commissions earned from advertising placed with media generally are recorded at the time the advertising appears or is broadcast. Commissions earned for production expenditures and fees derived from other services are recognized upon performance of the services.

Income Taxes

The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As a partnership, M&S's earnings were taxed at the individual partner level, therefore no provision for income taxes has been made in the accompanying supplemental consolidated financial statements for income attributable to M&S. The accompanying supplemental consolidated statements of income include a provision for income taxes on an unaudited pro forma basis as if M&S had been a C corporation fully subject to income taxes.

Net Income Per Share

Net income per share is computed using the weighted-average number of shares outstanding of common stock and dilutive common equivalent shares from stock options using the treasury stock method. In accordance with certain Securities and Exchange Commission (SEC) Staff Accounting Bulletins, such computations include all common and common equivalent shares issued within 12 months of the Company's initial public offering (IPO) date as if they were outstanding for all prior periods presented using the treasury stock method and the IPO price.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



Recent Accounting Pronouncements

The Financial Accounting Standards Board (FASB) recently adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company will adopt SFAS No. 121 in fiscal 1997. The adoption of SFAS No. 121 is not expected to have a material effect on the Company's consolidated results of operations.

The FASB recently issued SFAS No. 128, Earnings Per Share. This statement simplifies the standards for computing earnings per share (EPS) previously found in Accounting Principles Board (APB) No. 15 and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. The Company will adopt SFAS No. 128 in fiscal 1998. The adoption of SFAS No. 128 is expected to result in basic EPS greater than primary EPS, computed under APB No. 15, and diluted EPS approximating primary EPS, computed under APB No. 15.

 (2) BUSINESS COMBINATIONS

Schell/Mullaney, Inc.

On August 1, 1996, the Company acquired Schell/Mullaney, Inc. (SMI). Upon the closing of the merger, the shares of common stock of SMI (SMI common stock) that were issued and outstanding immediately prior to the closing were converted into 183,066 shares of the Company's common stock valued at $5,000,000, and the right to receive up to an additional $9,000,000 in common stock of the Company in 1997 and 1998 upon attainment of certain financial performance goals by SMI. The number of additional shares to be issued to the former stockholders of SMI will be determined based on the average closing price of the Company's common stock during the 40-day period ending 2 days prior to the issuance dates of such shares. In the event additional shares are issued to the former stockholders of SMI, they will be recorded as additional purchase price.

The acquisition was accounted for as a purchase with the results of SMI included from the acquisition date. The excess of the purchase price over the fair value of net assets acquired amounted to $4,577,000 and was attributed to goodwill. Accumulated amortization amounted to $74,000 as of November 30, 1996.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



The following summary, prepared on an unaudited pro forma basis, combines the Company's supplemental consolidated results of operations for the years ended November 30, 1995 and 1996 and the three-month period ended February 29, 1996, with SMI's results of operations for the years ended December 31, 1995, and November 30, 1996 and the three-month period ended February 29, 1996, respectively, as if SMI had been acquired as of the beginning of the periods presented (in thousands, except share data):



                                                             YEARS ENDED    THREE-MONTH
                                                             NOVEMBER 30,  PERIODS ENDED
                                                          ----------------- FEBRUARY  29,
                                                            1995      1996      1996
                                                          -------   -------   --------
         Revenues                                         $63,429   $92,536   $15,593
         Pro forma net income                               5,010     8,440     1,485
         Pro forma net income per share                      0.43      0.58      0.10

         Shares used in pro forma per share computation    11,785    14,557    14,223

The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

Donovan & Green, Inc.

On January 3, 1997, the Company acquired the assets and assumed substantially all the liabilities of Donovan & Green, Inc. (D&G). The Purchase Agreement provides for initial payments to D&G of $5,146,000. In addition, D&G will be entitled to receive an additional $3,220,000 in cash and a number of shares of common stock of the Company with a value of up to $1,610,000 over the next three fiscal years. D&G will also have the right to receive additional payments if the subsidiary attains certain earnings goals during the fiscal years ending November 30, 1997, 1998, 1999, and 2000. D&G may receive $889,000 in cash and shares of the Company's common stock with a value of $444,000 in each of 1998 and 1999 if the subsidiary meets its earnings goals for the 1997 and 1998 fiscal years. To the extent that the subsidiary exceeds its earnings goals for the 1997, 1998, 1999, and 2000 fiscal years by more than 10%, D&G will be entitled to receive cash and common stock of the Company with a combined value of up to $1,000,000 per year for each of these four years.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



            The following summary, prepared on an unaudited pro forma basis, combines the Company's supplemental consolidated results of operations for the year ended November 30, 1996 and the three-month periods ended February 29, 1996 and March 2, 1997, with D&G's results of operations for the year ended December 31, 1996 and the three month period ended March 31, 1996 and March 2, 1997, respectively, as if D&G had been acquired as of the beginning of the periods presented (in thousands, except share data):

                                                                                    THREE-MONTH
                                                                                   PERIODS ENDED
                                                               YEAR ENDED     ------------------------
                                                              NOVEMBER 30,    FEBRUARY 29,     MARCH 2,
                                                                 1996            1996            1997
                                                              -----------     -----------      --------
               Revenue                                          $93,158         $15,508         $24,629
               Pro forma net income                               7,705             866             757
               Pro forma net income per share                      0.53            0.06            0.05

               Shares used in pro forma per share computation    14,513          14,118          15,201

            The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

            EPG Elektronische Publikationen GmbH

            On March 10, 1997, CKS acquired all of the capital stock of EPG Elektronische Publikationen GmbH (EPG), a German corporation. In consideration for the sale of their shares in EPG, the stockholders of EPG received $2,925,000 in cash and 86,603 shares of common stock of CKS and the right to up to an additional $10,000,000 in cash and additional shares of common stock over the next three fiscal years upon attainment of certain financial performance goals by EPG. The number of additional shares of CKS common stock to be issued to stockholders of EPG will be determined based on the closing price of CKS common stock over a 10 business day period ending 2 business days prior to the issuance date of such shares. The acquisition of the capital stock of EPG will be treated as a purchase for financial accounting purposes.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



            Gormley & Partners, Inc.

            On March 13, 1997, the Company acquired certain assets of Gormley & Partners, Inc. (Gormley), a Connecticut corporation. The Purchase Agreement provides for an initial payment of $3,150,000 in cash and 40,206 shares of CKS common stock to Gormley. In addition, Gormley will be entitled to receive an additional payment in April 1998 and certain additional payments upon the attainment of certain performance goals over the next four fiscal years.

            McKinney & Silver

            On January 31, 1997, the Company issued 841,291 shares of its common stock for all of the partnership units and residual partnership interests of M&S. The merger has been accounted for as a pooling of interests, and, accordingly, the Company's supplemental consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of M&S. In M&S's historical financial statements, certain direct operating expenses were offset against revenues. Such amounts have been reclassified in the accompanying supplemental consolidated financial statements to conform to CKS's presentation. The effect of the reclassification was to increase revenues and other direct operating expenses by $9,091,000, $9,593,000, and $13,614,000 during
            1994, 1995, and 1996, respectively.

            Prior to the combination, M&S's fiscal year ended on December 31. In recording the business combination, M&S's financial statements as of and for each of the years in the three-year periods ended December 31, 1996, have been combined with the Company's consolidated financial statements as of and for each of the years in the three-year periods ended November 30, 1996.

            In 1997, M&S changed its fiscal year-end to the Sunday nearest November 30 to conform with CKS's fiscal year-end. M&S's unaudited result of operations for the month ended December 31, 1996, included revenues of $2,230,000 and net income of $248,000. An adjustment has been made to stockholders' equity as of March 2, 1997, to eliminate the effect of including M&S's unaudited results of operations for the month ended December 31, 1996, in both the year ended November 30, 1996, and the three-month period ended March 2, 1997.

            In connection with the merger with M&S, the Company recorded a nonrecurring charge for transaction related costs of approximately $1,500,000, consisting primarily of fees for attorneys, accountants, financial printing, and other related costs. In addition, because the merger is taxable, in the first quarter of fiscal 1997, CKS recorded a deferred tax asset and an increase to stockholders' equity of approximately $9,346,000 for the difference between the financial statement and tax carrying amounts of M&S's net assets upon the closing of the transaction.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)




            SiteSpecific, Inc.

            On June 17, 1997, the Company issued 260,000 shares of its common stock for all of the outstanding capital stock of SiteSpecific, and assumed approximately 125,000 warrants to purchase common stock and all outstanding options to purchase common stock under an option plan. The merger has been accounted for as a pooling of interests, and accordingly, the Company's supplemental consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of SiteSpecific.

            SiteSpecific's fiscal year ends on December 31. In recording the business combination, SiteSpecific's financial statements as of December 31, 1995 and 1996, and from inception to December 31, 1995, and for the year ended December 31, 1996, have been combined with the Company's consolidated financial statements as of and for each of the years in the two-year periods ended November 30, 1996.

            In connection with the merger with SiteSpecific, the Company recorded a nonrecurring charge for transaction related costs of approximately $800,000, consisting primarily of fees for attorneys, accountants, financial printing, and other related costs.

            Total revenues and net income for the individual entities as previously reported were as follows (in thousands):


                                                        YEARS ENDED                        THREE-MONTH
                                                        NOVEMBER 30,                      PERIODS ENDED
                                             ----------------------------------     FEBRUARY 29,     MARCH 2,
                                               1994         1995          1996          1996           1997
                                             -------      -------      --------       --------       --------
               Total revenue:
                     CKS                     $22,938      $34,792      $ 56,951       $  9,150       $ 23,563
                     M&S                      21,823       23,326        29,448          4,723            -
                     SiteSpecific                -            265         1,849            213            756
                                             -------      -------      --------       --------       --------

                                             $44,761      $58,383      $ 88,248       $ 14,086       $ 24,319
                                             =======      =======      ========       ========       ========

               Total net income (loss):
                     CKS                     $   288      $ 1,366      $  5,679       $    743       $  1,250
                     M&S                       4,628        4,436         5,079            543            -
                     SiteSpecific                -              7          (550)           (96)          (113)
                                             -------      -------      --------       --------       --------

                                             $ 4,916      $ 5,809      $ 10,208       $  1,190       $  1,137
                                             =======      =======      ========       ========       ========

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



(3)         MARKETABLE SECURITIES

            Marketable securities included the following as of November 30, 1996 (in thousands):

                                                          GROSS      GROSS
                                                        UNREALIZED UNREALIZED       FAIR
                                                 COST     GAINS      LOSSES        VALUE
                                                 ----     -----      ------        -----

               Municipal obligations           $37,771   $    -     $    -        $37,771
               Marketable equity security          189        -           65          124
                                               -------   ------      -------      -------

                                               $37,960   $    -      $    65      $37,895
                                               =======   ======       =======      =======

            The contractual maturities of available-for-sale debt securities, regardless of their balance sheet classification as of November 30, 1996, were as follows (in thousands):

                                                                         FAIR
                                                             COST       VALUE
                                                             ----       -----
               Due within one year                         $14,037      14,037
               Due after one year through five years         1,034       1,034
               Due after five years through ten years        2,500       2,500
               Due after ten years                          20,200      20,200
                                                           -------      ------

                                                           $37,771      37,771
                                                           =======      ======

(4)         PROPERTY AND EQUIPMENT

            Property and equipment included the following (in thousands):

                                                                      NOVEMBER 30,
                                                                    1995       1996
                                                                    ----       ----
               Computer equipment and software                     $2,217      3,375
               Furniture and fixtures                               1,992      2,459
               Video production equipment                             750        928
               Leasehold improvements                               1,038      1,430
                                                                   ------      -----

                                                                    5,997      8,192
               Less accumulated depreciation and amortization       2,582      3,621
                                                                   ------      -----

                                                                   $3,415      4,571
                                                                   ======      =====

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)


(5)         NOTES PAYABLE

            In July 1995, the Company entered into a credit agreement with a bank for $4,600,000, including a $3,000,000 line of credit, a $1,000,000 equipment line of credit, and a $600,000 term loan to refinance existing debt. The lines of credit expire on September 30, 1997. Advances under the $1,000,000 equipment loan facility are limited to 80% of the equipment purchase price. Borrowings bear interest at the bank's prime rate for the $3,000,000 facility and at prime rate plus 0.5% for the $1,000,000 facility. Borrowings are secured by all assets of the Company. As of November 30, 1995 and 1996, the Company has not drawn on the lines of credit.

            During 1996, M&S entered into a $500,000 line of credit with a bank bearing interest at the bank's prime rate plus 0.25%. Borrowings are unsecured and the line of credit expires on April 1, 1997. No amounts were outstanding as of December 31, 1996, under this arrangement.

            Notes payable consisted of the following (in thousands):

                                                                                 NOVEMBER 30,
                                                                               ---------------
                                                                                1995     1996
                                                                               -------   -----
               Borrowings under term loan, prime rate plus 1.5%,
                 due December 1, 2000                                          $    -      163
               Borrowings under term loan, prime rate plus 0.75%,
                 due July 30, 1997                                                408       89
               Purchase contracts, with interest at 5.65% to
                 10.25%, expiring at various dates through December 1, 2000       116      190
               Other                                                              324      493
                                                                                 ----      ---

                                                                                  848      935
               Less current maturities                                            352      433
                                                                                 ----      ---

                                                                                 $496      502
                                                                                 ====      ===

            Future maturities of notes payable are as follows: $433,000 in fiscal 1997; $225,000 in fiscal 1998; $133,000 in fiscal 1999;
            $105,000 in fiscal 2000; and $39,000 thereafter.

(6)         RELATED PARTY TRANSACTIONS

            In connection with the acquisition of the assets, liabilities, and operations of M&S in 1990, M&S redeemed the equity interest of the principal partner. Consideration provided by the redemption agreement included a contingent amount of 50% of the Partnership's adjusted income (as defined by the redemption agreement), for the years 1991 through 1996, and 33-1/3% of such adjusted income for the years 1997 through 2000. The redemption agreement also provided for specific payout terms should the business be sold in years 1 through
            10. The current portion of liabilities to related parties included $1,301,000 and $1,804,000 as of December 1995 and 1996,
            respectively, related to this arrangement.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



            M&S reached an agreement with the estate of a deceased partner to redeem all of her partnership shares for $457,000. The redemption agreement provided for an initial $100,000 payment in December 1996 with the balance payable in quarterly installments without interest over four years. The balance outstanding as of December 31, 1996, is $312,000.

 (7)        LEASES

            As of November 30, 1996, the Company maintains an executive office and two operating offices in Northern California as well as operating offices in Oregon, New York, Washington D.C., and London. The Company is generally responsible for maintaining public liability and property damage insurance on the leased property and is also responsible for certain operating expenses and property taxes. The facilities' leases begin to expire in 1996, but contain renewal options to extend lease terms for up to six years. The Company also leases office equipment under various operating leases, which begin to expire in 1996.

            Total rent expense for facilities and office equipment was approximately $1,835,000, $2,935,000, and $4,427,000 for the years ended November 30, 1994, 1995, and 1996, respectively.

            Future minimum operating lease payments for facilities and equipment are as follows (in thousands):

                           Fiscal year ending
                              November 30,
                           ------------------
                                  1997                                   $ 3,340
                                  1998                                     2,751
                                  1999                                     2,415
                                  2000                                     2,074
                                  2001                                     1,161
                               Thereafter                                    673
                                                                         -------

                                                                         $12,414
                                                                         =======

(8)         STOCKHOLDERS' EQUITY

            Reincorporation

            On December 7, 1995, the Company was reincorporated in Delaware. The certificate of incorporation provides for 5,000,000 authorized shares of preferred stock with a $0.001 par value per share and for 30,000,000 authorized shares of common stock with a $0.001 par value per share. The accompanying supplemental consolidated financial statements have been

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)


            retroactively restated to give effect to the reincorporation. In conjunction with the reincorporation, all outstanding shares of Series A common stock were converted into an equal number of shares of the Company's common stock, and all outstanding options to purchase shares of the Company's Series B common stock were converted into options to purchase an equal number of shares of the Company's common stock.

            Common Stock Repurchases

            In 1994 and 1995, the Company repurchased approximately 650,000 and 31,000 shares of common stock, respectively. These shares were repurchased from employees who had terminated employment with the Company. In accordance with the terms of the respective employee's Stock Purchase Agreement, the Company exercised its right of repurchase and repurchased the vested portion of shares at the then fair market value of the common stock, with the unvested shares being repurchased at the employee's original purchase price.

            1995 Series B Common Stock Plan

            On April 28, 1995, the Company's Board of Directors approved the 1995 Series B Common Stock Plan (the Plan). Under the Plan, 750,000 shares of Series B common stock have been reserved for issuance. Options granted under the Plan may be either incentive stock options or nonstatutory stock options, as designated by the Company's Board of Directors. The Plan expires 10 years after adoption.

            Series B common stock possessed the same rights and privileges as common stock except that each share is entitled to one-tenth the dividend, if declared, on common stock and one-tenth the voting privilege and liquidation preference as a share of common stock. Series B common stock converted automatically on a one-for-one basis into common stock upon the closing of the IPO.

            The Plan provides (i) the exercise price of an incentive stock option will be no less than the fair market value of the Company's common stock at the date of grant; (ii) the option exercise price per share for a nonstatutory stock option will not be less than 85% of the fair market value; and (iii) the exercise price of an incentive stock option for an optionee who possesses more than 10% of the total combined voting power of all classes of stock shall not be less than 110% of the fair market value; all as determined by the Board of Directors. Options generally vest 25% after one year and then ratably over 36 months thereafter.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)

            Plan activity is summarized as follows:

                                                                               OUTSTANDING OPTIONS
                                                             OPTIONS       -------------------------
                                                            AVAILABLE      NUMBER OF         PRICE
                                                            FOR GRANT       SHARES         PER SHARE
                                                            ---------       ------         ---------
               Options available for grant under plan       750,000            -         $    -
               Options granted                             (648,022)       648,022       0.50 - 9.00
               Options canceled                              13,806        (13,806)      0.50 - 9.00
                                                           --------       --------

               Balances, November 30, 1995                  115,784        634,216       0.50 - 9.00

               Options granted                              (87,800)        87,800          10.00
               Options exercised                                -          (82,685)      0.50 - 9.00
               Options canceled                              44,175        (44,175)      0.50 - 9.00
               Plan shares expired                          (72,159)           -         0.50 - 9.00
                                                           --------       --------

               Balances, November 30, 1996                      -          595,156       0.50 - 10.00
                                                           ========       ========

            As of November 30, 1995 and 1996, options to purchase 155,492 and 211,749 shares, respectively, were vested.

            1995 Stock Plan

            In October 1995, the Company's Board of Directors approved the 1995 Stock Plan (the Stock Plan). Under the Stock Plan, options to purchase common stock and rights to purchase common stock may be granted to eligible employees, officers, and consultants of the Company. The Company's Board of Directors or a committee thereof, has the authority to select the persons to whom awards are granted and determine the terms of each award. As of November 30, 1995, no options or rights had been granted pursuant to the Stock Plan, and 1,000,000 shares were available for future grant under the Stock Plan.

            In November 1996, the Company's Board of Directors authorized the repricing of outstanding options to purchase the Company's common stock with exercise prices in excess of $20.00 per share to reduce their exercise price to $20.00 per share. The repricing has been reflected in the plan activity below.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



            Plan activity for the year ended November 30, 1996, is summarized as follows:

                                                                               OUTSTANDING OPTIONS
                                                             OPTIONS         -----------------------
                                                            AVAILABLE        NUMBER OF       PRICE
                                                            FOR GRANT         SHARES       PER SHARE
                                                            ---------         ------       ---------
               Options available for grant under plan       1,000,000            -         $     -
               Options granted                               (934,700)       934,700           20.00
               Options canceled                                35,000        (35,000)          20.00
                                                            ---------        -------

               Balances, November 30, 1996                    100,300        899,700           20.00
                                                            =========        =======

            As of November 30, 1996, no options under the Stock Plan were vested.

            In December 1996, the total number of shares reserved for issuance under the Stock Plan was increased to 2,600,000.

            SiteSpecific Option Plan

            In connection with the SiteSpecific merger discussed in Note 2, the SiteSpecific option plan was assumed by the Company, thereby allowing participants to purchase CKS stock in amounts and at prices adjusted to reflect the exchange ratio of the merger. As of November 30, 1996, 39,750 options are outstanding at a weighted-average exercise price of $0.66 per share. No options are exercisable as of year-end.

            1995 Employee Stock Purchase Plan

            The Company's 1995 Employee Stock Purchase Plan (the Purchase Plan) was approved by the Company's Board of Directors in October 1995 and provides for the purchase by eligible employees of shares of the Company's common stock. A total of 300,000 shares of common stock have been reserved for issuance under the Purchase Plan. Eligible employees may purchase common stock through payroll deductions, which may not exceed 15% of an employee's compensation. Shares are purchased on the last day of each purchase period. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Company's common stock on the first day of the offering period or the last day of the purchase period.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



            1995 Directors' Option Plan

            Under the 1995 Directors' Option Plan (the Directors' Option Plan), a total of 100,000 shares are reserved for issuance. The Directors' Option Plan provides that each nonemployee director will be granted an option to purchase 20,000 shares of common stock on the date on which the optionee first becomes a director of the Company. Thereafter each nonemployee director will be granted an option to purchase 5,000 shares of common stock on the first day of each year after adoption of the Directors' Option Plan. Each option becomes exercisable as to 25% of the shares subject to such option on each anniversary of its date of grant. The exercise price of all options granted under the Directors' Option Plan will be equal to the fair market value of the Company's common stock on the date of grant. To date, 35,000 options have been granted under the Directors' Option Plan.

            Warrants to Purchase Common Stock

            During 1996, SiteSpecific issued and sold warrants to purchase 58,902 shares of common stock. A warrant to purchase 30,292 shares is exercisable through January 31, 1998, at an exercise price of $1.64 per share. A warrant to purchase 28,610 shares is exercisable for a two-year term commencing April 1, 1997, at an exercise price equal to the greater of $6.99 per share or a formula based on earnings before interest, taxes, depreciation, and amortization.

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



 (9)        INCOME TAXES

            Historical Income Taxes

            The provision for income taxes consisted of the following (in thousands):

                                                               YEARS ENDED NOVEMBER 30,
                                                         ---------------------------------
                                                         1994           1995         1996
                                                         -------       ------       ------
               Current:
                     Federal                             $   260        1,201        2,327
                     State                                    70          340          942
                     Foreign                                   3          -            -
                                                         -------       ------       ------

                                                             333        1,541        3,269
                                                         -------       ------       ------

               Deferred:
                     Federal                                (106)        (374)        (937)
                     State                                   (35)        (102)        (233)
                                                         -------       ------       ------

                                                            (141)        (476)      (1,170)
                                                         -------       ------       ------
               Charge in lieu of taxes attributable
                 to employee stock plans                     -            -            926
                                                         -------       ------       ------

                                                         $   192        1,065        3,025
                                                         =======       ======       ======

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



            The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below (in thousands):

                                                                         NOVEMBER 30,
                                                                     ------------------
                                                                      1995         1996
                                                                     -----        -----
               Deferred tax assets:
                     Accounts receivable allowances                  $ 297          327
                     Depreciation                                      -            314
                     Federal benefit of state taxes                    125          266
                     Billing in excess of costs                        -            106
                     Deferred compensation                             -            657
                     Benefit and other accruals                        129          231
                     Net operating loss                                -            217
                                                                     -----       ------

                                 Total deferred tax assets             551        2,118
                                                                     -----       ------

               Deferred tax liabilities:
                     Deferred rent                                     -           (148)
                     Change from cash to accrual method of
                       accounting for income tax purposes             (322)        (620)
                     Depreciation                                      (61)         (12)
                                                                     -----       ------

                                 Total deferred tax liabilities       (383)        (780)
                                                                     -----       ------

                                 Net deferred tax assets             $ 168        1,338
                                                                     =====       ======

            The Company's effective tax rate differs from the statutory federal income tax rate as shown in the following schedule:

                                                                  YEARS ENDED NOVEMBER 30,
                                                                ------------------------------
                                                                 1994        1995        1996
                                                                ------      ------      ------
               Federal tax statutory rate                        34.0%       34.0%       35.0%
               Partnership benefit                              (31.0)      (22.0)      (12.7)
               State income taxes, net of federal benefit         0.8         3.5         3.8
               Tax exempt income                                  -           -          (3.6)
                                                                -----       -----       -----

                                                                  3.8%       15.5%       22.5%
                                                                =====       =====       =====

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



            Unaudited Pro Forma Income Taxes

            The pro forma provision for income taxes reflects the income tax expense that would have been reported if M&S (a partnership for income tax reporting purposes) had been a C corporation for each of the years in the three-year periods ended November 30, 1996. The components of pro forma income taxes are as follows (in thousands):

                                                             YEARS ENDED NOVEMBER 30,
                                                         ---------------------------------
                                                           1994         1995         1996
                                                         -------       ------       ------
               Current:
                     Federal                             $ 1,727        2,612        4,008
                     State                                   432          687        1,344
                     Foreign                                   3          -            -
                                                         -------       ------       ------

                       Total current                       2,162        3,299        5,352
                                                         -------       ------       ------

               Deferred:
                     Federal                                (106)        (374)        (937)
                     State                                   (35)        (102)        (233)
                     Foreign                                 -            -            -
                                                         -------       ------       ------

                       Total deferred                       (141)        (476)      (1,170)
                                                         -------       ------       ------

               Change in lieu of taxes attributable
                  to employee stock plans                    -            -            926
                                                         -------       ------       ------

                       Total pro forma provision
                         for income taxes                $ 2,021        2,823        5,108
                                                         =======       ======       ======

            The Company's pro forma effective rate differs from statutory federal income tax rate as follows:

                                                                  YEARS ENDED NOVEMBER 30,
                                                                 --------------------------
                                                                 1994       1995       1996
                                                                 ----       ----       ----
               Federal tax statutory rate                        34.0%      34.0%      35.0%
               State tax expenses, net of federal benefit         5.2        5.7        6.4
               Tax exempt income                                  -          -         (3.6)
               Other                                              0.4        1.4        0.1
                                                                 ----       ----       ----

               Pro forma income tax expense                      39.6%      41.1%      37.9%
                                                                 ====       ====       ====

                        CKS GROUP, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          (THE INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED
               FEBRUARY 29, 1996 AND MARCH 2, 1997 IS UNAUDITED.)



            On an unaudited pro forma basis, the tax effects of temporary differences that give rise to the significant portions of the unaudited pro forma deferred tax assets and liabilities do not differ significantly from the historical amounts presented above as of November 30, 1995 and 1996. Because the merger with M&S is taxable, during the first quarter of fiscal 1997, CKS recorded a deferred tax asset and an increase in stockholders' equity of approximately $9,346,000 for the difference between the financial statement and tax carrying amounts of M&S's net assets upon the closing of the transaction.

(10)        SIGNIFICANT CUSTOMERS

            In the year ended November 30, 1994, professional fees from a cruise ship operator and automotive manufacturer amounted to approximately $10,025,000 and $6,903,000, respectively, representing 22% and 15% of total revenues for the year, respectively. In the year ended November 30, 1995, professional fees from the cruise ship operator, an automotive manufacturer, and a major telecommunications company amounted to approximately $7,608,000, $8,222,000, and $6,730,000, respectively, representing approximately 13%, 14%, and 12% of total revenues for the year, respectively. In the year ended November 30, 1996, professional fees from the automotive manufacturer amounted to approximately $12,429,000 representing approximately 14% of total revenues for the year.

            The cruise ship operator owed the Company a total of approximately $2,401,000 and $6,741,000 as of November 30, 1995 and 1996,
            respectively. The automotive manufacturer owed the Company approximately $2,857,000 as of November 30, 1995.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CKS GROUP, INC.



Dated:      June 25, 1997                      By: /s/ ROBERT T. CLARKSON
                                                  ----------------------------
                                                  Robert T. Clarkson
                                                  Executive Vice President and
                                                  Secretary

                                 EXHIBIT INDEX

Exhibit
  No.                               Document
-------                             --------
 23.1      Consent of KPMG Peat Marwick LLP, independent auditors.